UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report: June 3, 2020

(Date of earliest event reported)

ME RENEWABLE POWER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-202234	30-8045224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IR.S. Employer Identification No.)

Vista del yaque #13
la charcas Santiago, Dominican Republic
(Address of principal executive offices)

(315) 701-1031
(Registrant’s telephone number)

Room 803, 8th Floor, Lippo Sun Plaza, 28 Canton Road, Tsim Sha Tsui, Hong Kong
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on form 8-K is filed to state that the PCAOB has revoked the registration of our prior auditor, Pritchett, Siler & Hardy, P.C. as of June 5, 2019.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 24, 2019 ME Renewable Power Corporation received notification from the US Securities and Exchange Commission (“SEC”) that the Public Company Accounting Oversight Board (“PCAOB”) has revoked the registration of our previous independent registered public accounting firm, Pritchett, Siler & Hardy, P.C. (Pritchett).

Pritchett issued audit report for the years ended December 31, 2016 and 2015. The reports of Pritchett on the Company’s financial statements did not contain an adverse or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

On June 3, 2020, the Company engaged Boyle CPA, LLC (“Boyle”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017 to date and its engagement agreement dated June 3, 2020. Boyle is located at P.O. Box 726. Red Bank, New Jersey 07701.  The change of the Company’s independent registered public accounting firm from Pritchett to Boyle was approved unanimously by our board of directors.

During the fiscal years ended December 31, 2015 and through June 3, 2020, (a) there were no disagreements with Pritchett on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stegman, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years and (b) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has authorized Pritchett to respond fully to all inquiries of Boyle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIGNATURES

Dated: June 3, 2020	ME Renewable Power Corporation
(Registrant)

By: /s/Karina G. Peralta, President
Karina G. Peralta